Exhibit 5.3

December 5, 2014

Casella Waste Systems, Inc.

25 Green Hill Lane

Rutland, VT 05701

RE:	Casella Waste Management of Pennsylvania, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Casella Waste Management of Pennsylvania, Inc., a Pennsylvania corporation (the “Company”) in connection with the Debt Guarantees (defined below). This Opinion Letter is being delivered to the addressee in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) by Casella Waste Systems, Inc., a Delaware corporation (“Casella Waste”) and the guarantors listed therein (the “Guarantors”), under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of the following securities: (a) senior debt securities of Casella Waste (“Senior Debt Securities”); (b) subordinated debt securities of Casella Waste (“Subordinated Debt Securities”); (c) 7.75% senior subordinated notes of Casella Waste due 2019 (“Senior Subordinated Notes” and, together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”); (d) Class A common stock, par value $0.01 per share, of Casella Waste (“Common Stock”); (e) preferred stock, par value $0.01 per share, of Casella Waste (“Preferred Stock”); (f) depositary shares representing a fractional interest in a share of Preferred Stock of Casella Waste (“Depositary Shares”); (g) contracts obligating Casella Waste or a holder to purchase or sell Common Stock, Preferred Stock or Depositary Shares at a future date or dates (“Purchase Contracts”); (h) purchase units, consisting of one or more purchase contracts and beneficial interests in Debt Securities, debt obligations of third parties, including U.S. treasury securities, or any other securities (“Purchase Units”); (i) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depository Shares (“Warrants”); and (j) guarantees of the Debt Securities by the Guarantors (the “Debt Guarantees”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate offering price not to exceed $250 million, as set forth in the Registration Statement, the prospectus contained therein and any amendments or supplements thereto. The Debt Guarantees may be issued pursuant to the Indentures (defined below).

A.	DOCUMENTS EXAMINED

In rendering our Opinions, we have made no investigation or inquiry other than review of the following documents:

1. The Forms of Indenture for the Senior Debt Securities (the “Form of Senior Indenture”) and the Subordinated Debt Securities (the “Form of Subordinated Indenture”), included as exhibits to the Registration Statement.

2. The forms of notation of the Debt Guarantees for the Debt Securities.

Casella Waste Systems, Inc.

December 5, 2014

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3. The 7.75% Senior Subordinated Notes due 2019 Indenture, dated as of February 7, 2011, among Casella Waste, the guarantors party thereto and U.S. Bank National Association as trustee, as amended or supplemented through the date hereof (the “Senior Subordinated Indenture” and, together with the Form of Senior Indenture and the Form of Subordinated Indenture, the “Indentures”), included as an exhibit to the Registration Statement.

4. The Form of Subsidiary Guarantee, included as an exhibit to the Senior Subordinated Indenture.

5. The Subsistence Certificate of the Company issued by the Commonwealth of Pennsylvania Department of State on November 21, 2014 (the “Subsistence Certificate”).

6. The Written Consent in Lieu of a Meeting of the Subsidiaries of Casella Waste Systems, Inc. dated December 3, 2014 (the “Resolutions”), which Resolutions were executed by the Board of Directors of the Company.

7. The Articles of Incorporation of the Company filed with the Commonwealth of Pennsylvania Department of State on January 17, 1997, and the Statements of Change of Registered Office filed with the Commonwealth of Pennsylvania Department of State on May 9, 2011, January 21, 2005 and January 26, 2006.

8. The By-Laws of the Company adopted January 17, 1997.

9. The Registration Statement.

B.	ASSUMPTIONS, QUALIFICATIONS AND EXCLUSIONS

In rendering our Opinions we have made the assumptions listed on Exhibit A. Our Opinions are subject to the qualifications and exclusions listed on Exhibit B.

C.	OPINIONS

Based upon and subject to such assumptions, qualifications and exclusions, we are of the opinion that:

1. The Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania (the “Commonwealth”).

2. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Debt Guarantees.

Wilmer Cutler Pickering Hale and Dorr LLP may rely on this Opinion Letter for the purpose of issuing its opinion letter dated the date hereof. We hereby consent to the filing of this Opinion Letter with the Commission as an exhibit to the Registration Statement, and to the use of our name

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December 5, 2014

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therein and in the related prospectus under the caption “Legal Matters”. In giving these consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

This Opinion Letter is given solely as of the date hereof and is limited to the matters expressly set forth herein. This Opinion Letter is subject to future changes in applicable law, and we do not undertake to update this Opinion Letter.

Very truly yours,

/s/ COHEN & GRIGSBY, P.C.

COHEN & GRIGSBY, P.C.

EXHIBIT A

ASSUMPTIONS

1. Each document submitted to us for review and each document obtained by us from any governmental authority is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine. All official public records from which any such document, or the information contained in any such document, was obtained are accurate and complete and have been properly indexed and filed.

2. There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of dealing among the parties that would, in either case, define, supplement or qualify the terms of the Debt Guarantees.

3. All natural persons involved in the transactions contemplated by the Debt Guarantees on the Company’s behalf have and will at the time of executing the Debt Guarantees have sufficient legal capacity to carry out their roles in such transactions, and any signatures of such persons on the Debt Guarantees or any certificate delivered in connection therewith are genuine.

4. The Indentures are the indentures referred to in the Resolutions.

5. The Senior Indenture and the Subordinated Indenture will comport with the forms of same reviewed.

6. The Debt Guarantees relating to the Senior Subordinated Securities will comport with the Form of the Subsidiary Guarantee included as an exhibit to the Senior Subordinated Indenture.

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EXHIBIT B

QUALIFICATIONS AND EXCLUSIONS

1. With respect to our Opinion in Paragraph C-1, we have relied exclusively upon the Subsistence Certificate without investigation.

2. With respect to our Opinions in Paragraph C-2, we have relied exclusively upon the Resolutions, without investigation, insofar as the factual matters certified to therein relate to any of our Opinions herein.

3. Unless otherwise specifically addressed, our Opinions are subject to the qualification that no opinion is given with respect to the following legal issues:

(a) the applicability of, or compliance with, federal or state laws or regulations relating to securities regulation, antitrust, unfair competition, employee benefits, protection of the environment, land use, tax matters, public or employee health or safety, intellectual property, labor matters, usury, anti-terrorism, money laundering, filing or notice requirements or fraudulent transfer or conveyance;

(b) the applicability of, or compliance with, any federal or state statutes of general application to the extent that they provide for criminal prosecution;

(c) the creation, attachment, perfection, priority or enforceability of any lien or security interest; or

(d) title to any real or personal property.

4. We are members of the Bar of the Commonwealth, and our Opinions expressed herein are limited to the laws of the Commonwealth and the United States, in each case as currently in effect, and we assume no responsibility as to the applicability to the matters covered hereby of the laws of any other jurisdiction. To the extent that the Debt Guarantees or the Indentures or any of the transactions contemplated thereby are governed by the laws of a jurisdiction other than the Commonwealth, our Opinions herein as they relate to such items are given as if the laws of the Commonwealth govern such items; we express no opinion as to the jurisdiction whose laws actually govern such items.

B-1